Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

PRELIMINARY FOURTH QUARTER FISCAL 2015 OPERATING RESULTS

Uncasville, Connecticut, November 17, 2015 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun Pocono in Wilkes-Barre, Pennsylvania, announced today the preliminary operating results for its fourth quarter ended September 30, 2015.

Preliminary consolidated operating results for the fourth quarter ended September 30, 2015 (unaudited):

Based on preliminary analysis performed for the quarter ended September 30, 2015, the Authority anticipates the following operating results:

•	Net revenues are expected to range between $332.6 million and $346.2 million, ranging between a decrease of 1% and an increase of 3% compared to the fourth quarter of fiscal 2014

•	Gaming revenues are expected to range between $290.3 million and $302.2 million, ranging between a decrease of 2% and an increase of 2% compared to the fourth quarter of fiscal 2014

•	Gross slot revenues are expected to range between $203.0 million and $211.3 million, ranging between a decrease of 3% and an increase of 1% compared to the fourth quarter of fiscal 2014

•	Table games revenues are expected to range between $85.6 million and $89.1 million, ranging between being flat and an increase of 4% compared to the fourth quarter of fiscal 2014

•	Non-gaming revenues are expected to range between $67.6 million and $70.4 million, ranging between being flat and an increase of 4% compared to the fourth quarter of fiscal 2014

•	Adjusted EBITDA, a non-GAAP measure described below, is expected to range between $91.1 million and $94.8 million, an increase of between 18% and 23% compared to the fourth quarter of fiscal 2014

•	Income from operations is expected to range between $71.4 million and $74.4 million, an increase of between 32% and 38% compared to the fourth quarter of fiscal 2014

•	Net income is expected to range between $34.8 million and $36.2 million, an increase of between 77% and 85% compared to the fourth quarter of fiscal 2014

•	Interest expense, net of capitalized interest, is expected to range between $35.5 million and $36.9 million, ranging between a decrease of 2% and an increase of 2% compared to the fourth quarter of fiscal 2014

These preliminary operating results are subject to the completion of customary closing procedures by the Authority and may change. The Authority intends to report its final fourth quarter fiscal 2015 operating results on November 19, 2015.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 544-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on an approximately 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun Pocono, a gaming and entertainment facility located on an approximately 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the 1,200-room luxury Sky Hotel Tower. Mohegan Sun Pocono operates in an approximately 400,000 square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, a 238-room hotel, 20,000 square feet of meeting and convention space, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2014, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

Reconciliations of Adjusted EBITDA to Net Income (unaudited):

Reconciliations of Adjusted EBITDA to net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended September 30,
	2015 (1)	2015 (2)	2014
Adjusted EBITDA	$91,100	$94,800	$77,167
Depreciation and amortization	(18,500)	(19,200)	(20,059)
Loss on disposition of assets	(200)	(200)	(3)
Impairment of Project Horizon	—	—	(4,981)
Relinquishment liability reassessment	—	—	1,905
Gain (loss) attributable to non-controlling interests	(1,000)	(1,000)	41

Income from operations	71,400	74,400	54,070

Accretion of discount to the relinquishment liability	—	—	(551)
Interest income	2,400	2,500	2,119
Interest expense, net of capitalized interest	(35,500)	(36,900)	(36,241)
Gain (loss) on early extinguishment of debt	(3,900)	(4,200)	236
Other income (expense), net	400	400	(34)

Net income	$34,800	$36,200	$19,599

(1)	Lower bound of preliminary range.
(2)	Upper bound of preliminary range.

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents net income before interest, depreciation and amortization, loss on disposition of assets, impairment of Project Horizon, reassessment and accretion of discount to a relinquishment liability, gain or loss on early extinguishment of debt, other non-operating income and expense and gain or loss attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of

Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contacts:

Robert J. Soper

President and Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000